CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     The undersigned, Thomas P. Monahan, CPA, hereby consents to the use of his Accountant's report dated September 23, 1999 and the audited financial statement submitted herewith in Amendment Number 3 to the Registration Statement upon Form SB-2 of PPA Technologies, Inc, and the references made thereto in said Registration Statement.

Date:    February 29, 2000

  /s/ Thomas P. Monahan
Thomas P. Monahan, CPA.